EXHIBIT 10.1

AMENDMENT NO. 1

TO

AGREEMENT FOR THE ACQUISITION OF THE ENTIRE

ISSUED CAPITAL OF EVENTIS GROUP BV

This Amendment No. 1 (“Amendment”) is entered into as of September 1, 2012 (the “Effective Date”) by and between Ventise Holding B.V. (“Vendor”), SeaChange B.V. (“Purchaser”) and SeaChange International, Inc. (“Parent”), and amends that Certain Agreement for the Acquisition of the Entire Issued Capital of EventIS Group B.V. dated September 1, 2009 between the Parties (the “Agreement”). Each of Vendor, Purchaser and Parent and is a “Party,” and all three are sometimes collectively referred to as the “Parties.”

RECITALS

A.          The Parties have previously entered into the Agreement, under which Purchaser acquired all of the outstanding Shares of the EventIS Group B.V.

B.           The Parties desire to amend and modify certain terms and conditions of the Agreement as expressly set forth in this Amendment relating to the Deferred Fixed Purchase Price.

AMENDMENT

In consideration of the foregoing, and of the other obligations of the Parties as set forth in the Agreement and this Amendment, Parties, intending to amend the Agreement and to be legally bound, agree as follows:

1.          Amendment to Section 3.6.2 of the Agreement – Acceleration of Cash Payments. Section 3.6.2 of the Agreement, provides that on each of the first, second and third anniversaries of the Closing (September 1, 2010, September 1, 2011, and September 1, 2012, respectively), Parent shall issue Annual Restricted Stock Payments to Vendor, consisting of RSUs with a total market value of EUR 800,000. Each year, Vendor has the option to take up to forty percent (40%) of the Annual Restricted Stock Payment in cash instead of as Restricted Stock. Such a cash payment is to be paid in three equal payments on the three (3) following anniversaries of the Closing. The Parties hereby amend the Agreement to provide that on September 1, 2012 all deferred cash payments to be paid to Vendor under Section 3.6.2 on any of the anniversaries of the Closing shall accelerate and become due and payable on September 1, 2012 in a single payment. As of the Effective Date of this Amendment, Vendor is scheduled to receive cash payments of €106,667 on September 1, 2012; €213,333 on September 1, 2013; €106,667 on September 1, 2014; and €106,667 on September 1, 2015. All such amounts (€533,333) shall now become due and payable on September 1, 2012.

2.          Amendment to Section 3.6.2 of the Agreement – Acceleration of RSU Payments. The Parties hereby amend the Agreement to provide that on September 1, 2013 all unvested Annual Restricted Stock Payments shall immediately accelerate and Parent shall issue such vested shares of common stock of the Parent to Vendor on September 1, 2013 in a single payment. As of the Effective Date of this Amendment, Vendor has been granted 75,680 RSU’s that are scheduled to vest on September 1, 2012 and on September 1, 2013; and 50,675 RSU’s that are scheduled to vest on September 1, 2014. All such RSUs (126,355 RSUs) as well as any RSUs granted to Vendor on September 1, 2012 shall now vest on September 1, 2013.

3.          Change of Control of Parent.

If a Change in Control of Vendor occurs between the Effective Date and September 1, 2013, then (i) any and all restricted stock units then held by the Vendor shall immediately automatically fully vest and become immediately transferable free of restrictions, other than restrictions imposed by applicable law; and (ii) any cash scheduled to be paid to Vendor under Section 3.6.2 shall automatically fully vest and become due and payable. “Change in Control” shall mean any consolidation or merger of the Parent where the stockholders of the Parent, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, shares of Stock representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any).

4.           Miscellaneous. This Amendment is limited precisely as written and shall not be deemed to be an amendment to, or waiver of, any other term or condition of the Agreement. Wherever the Agreement is referred to therein, such reference shall be to the Agreement as amended hereby. Except as expressly amended by this Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have caused their respective authorized signatories to execute this Amendment as of the Effective Date.

Ventise Holding B.V.

By:	/s/ E.J. van Dommelen
Name: E.J. van Dommelen
Title: Managing Director

Ventise Holding B.V.

By:	/s/ W.A.C. van der Heijden
Name: W.A.C. van der Heijden
Title: Managing Director

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SeaChange B.V.

By:	/s/ Raghu Rau
Name: Raghu Rau
Title: Chief Executive Officer

SeaChange International, Inc.

By:	/s/ Raghu Rau
Name: Raghu Rau
Title: Chief Executive Officer

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